FORM 8-K

                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549


                               CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15 (d) OF THE

                      SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): May 25, 2000


                        Oregon Trail Financial Corp.
                        ----------------------------
           (Exact name of registrant as specified in its charter)




         Oregon                      0-22953                   91-1829481
---------------------------         ----------             -------------------
State or other jurisdiction         Commission             (I.R.S. Employer
   of incorporation                 File Number            Identification No.)



2055 First Street, Baker City, Oregon                            97814
----------------------------------------                       ----------
(Address of principal executive offices)                       (Zip Code)


     Registrant's telephone number (including area code):  (541) 523-6327

                               Not Applicable
                               --------------
       (Former name or former address, if changed since last report)

Item 5.  Other Events
---------------------

     On May 25, 2000, the Registrant announced that they had named Berniel L. Maughan as the new President and Chief Executive Officer of the Registrant and its wholly-owned subsidiary, Pioneer Bank, A Federal Savings Bank ("Pioneer Bank"), effective immediately.

     For further information, reference is made to the Registrant's press release dated May 25, 2000, which is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

     Exhibit
     -------

       99      Press Release dated May 25, 2000

                                 SIGNATURES
                                 ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    OREGON TRAIL FINANCIAL CORP.



DATE: May 30, 2000                  By: /s/ Berniel L. Maughan
                                        -------------------------------------
                                        Berniel L. Maughan
                                        President and Chief Executive Officer

                                 Exhibit 99

                      Press Release Dated May 25, 2000

                         **FOR IMMEDIATE RELEASE**

Contact:
Nadine J. Johnson, Senior Vice President
(541) 523-6327

                       OREGON TRAIL FINANCIAL CORP.
             NAMES NEW PRESIDENT AND CHIEF EXECUTIVE OFFICER

BAKER CITY, Ore., May 25/PRNewswire/ -- Stephen R. Whittemore, Chairman of the Board of Oregon Trail Financial Corp. (Nasdaq: OTFC - news) and its wholly-owned subsidiary, Pioneer Bank, A Federal Savings Bank, announced today that Berniel L. Maughan has been named President and Chief Executive Officer.

Mr. Whittemore commented, "After an extensive search, we chose Mr. Maughan who has 32 years of experience in commercial and retail banking. Berniel spent his career in the Pacific Northwest and is familiar with the markets Pioneer Bank serves. He has extensive commercial, agricultural and consumer lending experience, all areas of recent lending growth at Pioneer Bank. We are confident that Berniel will provide seasoned, experienced and dynamic leadership for the Bank as we look to the challenges of growing our retail franchise and increasing shareholder value."

Mr. Maughan added, "I am enthusiastic about the new opportunity that Pioneer Bank has to offer. I have met the staff and they confirm my belief that people are primary to the success of the Bank. Together we can facilitate the new direction, change and innovation that are called for in today's markets. We will continue to emphasize the importance of superior service necessary to building strong customer relationships. My goal will be to provide leadership that is responsive to changes in the competitive and volatile business environment, bringing order and consistency to key dimensions that positively impact quality and profitability. I look forward to working with the staff and the Board of Directors and to becoming better acquainted with the communities we serve."

From 1997 to 1998 Mr. Maughan served as Chief Executive Officer, President and State Manager of U.S. Bank, Utah. Prior to that he was the Senior Vice President and Regional Manager of U.S. Bank, Oregon supervising the retail delivery network in areas of Oregon and Washington. Prior to the West One Bank and U.S. Bank merger in 1995, he served as Executive Vice President of West One Bank Oregon, supervising retail activities statewide. Mr. Maughan served as Senior Vice President and Regional Manager for West One Bank Idaho, supervising retail and commercial banking activities in the southern Idaho markets prior to his service with West One Bank Oregon.

The Company is the holding company for Pioneer Bank, which converted from the mutual to stock form of organization effective October 3, 1997. At March 31, 2000, the Company had consolidated total assets of $371 million and shareholders' equity of $53 million.

This press release contains certain "forward-looking statements". The Company desires to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and is including this statement for the express purpose of availing itself of the protection of such safe harbor with respect to all of such forward-looking statements. The Company's ability to predict results or the effect of future plans or strategies is inherently uncertain. Factors that could affect actual results include interest rate trends, the general economic climate in the Company's market area and the country as a whole, loan delinquency rates, and changes in federal and state regulations. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.